As filed with the U.S. Securities and Exchange Commission on March 28, 2024
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cool Company Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, Hamilton, HM 11, Bermuda
Telephone: +44 20 7659 1111

(Address of principal executive offices, including zip code)

Cool Company Ltd. Long Term Incentive Plan
Cool Company Ltd. Long Term Incentive Plan Option Agreement
Cool Company Ltd. Long Term Incentive Plan Restricted Stock Unit Award Agreement

(Full title of the plan)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, Delaware 19711
Tel: (302) 738-6680

(Name, address and telephone number, including area code, of agent for service)

With copies to:
James A. McDonald, Esq.
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
United Kingdom
+44 (20) 7519 7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed by Cool Company Ltd. (the “Registrant” or the “Company”) to register (i) 180,828 common shares, par value $1.00 per share (the “Common Shares”), that may be issued upon the vesting and settlement of restricted stock units granted pursuant to the Cool Company Ltd. Long Term Incentive Plan Restricted Stock Unit Award Agreements executed November 25, 2022 and November 30,2023 (collectively the “RSU Agreements”), (ii) 272,233 Common Shares issuable upon the exercise of share options granted pursuant to the Cool Company Ltd. Long Term Incentive Plan Option Agreement executed November 25, 2022 (the “2022 Option Agreement”), (iii) 890,945 Common Shares that may be issued upon the vesting and exercise of the share options granted pursuant to the 2022 Option Agreement and Long Term Incentive Plan Option Agreement executed on November 30, 2023) (the “2023 Option Agreement”, and where the 2022 Option Agreement and 2023 Option Agreement are referred to collectively, the “Option Agreements”) and (iv) 151,043 Common Shares reserved for future award grants under the Company’s Long Term Incentive Plan effective as of November 25, 2022 (the “2022 LTIP”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for the reoffer and resale on a continuous or delayed basis of Common Shares that may be deemed to be “restricted securities” or “control securities” within the meaning of the Securities Act of 1933 (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been issued and are issuable to certain of our executive officers and employees identified in the Reoffer Prospectus. The number of Common Shares included in the Reoffer Prospectus represents Common Shares issuable to the selling shareholders pursuant to the RSU Agreements, the Option Agreements and the 2022 LTIP, including restricted stock units and share options, granted to the selling shareholders and does not necessarily represent a present intention to sell any or all such Common Shares.

COOL COMPANY LTD.
785,173 Common Shares Offered by Selling Shareholders (From Time to Time)

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling shareholders named in this Reoffer Prospectus (the “Selling Shareholders”), or their permitted transferees, of up to 785,173 common shares, par value $1.00 per share (the “Common Shares”) issued or to be issued by Cool Company Ltd., a Bermuda exempted company (the “Company” or “CoolCo”). If, subsequent to the date of this Reoffer Prospectus, we grant or deliver additional Common Shares to the Selling Shareholders or to other participants under the Company’s Long-Term Incentive Plan effective as of November 25, 2022 (the “Plan”), we may supplement this Reoffer Prospectus to reflect such additional Common Shares to the Selling Shareholders and/or the names of such Plan participants and the number of shares to be reoffered by them under the Plan. We are not offering any Common Shares and will not receive any proceeds from the sale of Common Shares by the Selling Shareholders pursuant to this Reoffer Prospectus. The Selling Shareholders are certain of our executive officers and directors, each of whom may be considered an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the restricted stock units and share options granted pursuant to the terms of the relevant award agreement, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Common Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Common Shares, we will name them and describe their compensation in a prospectus supplement. The Common Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Shareholders may offer Common Shares for sale. The Selling Shareholders may sell any, all or none of the Common Shares offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Shareholders may sell or dispose of the Common Shares covered by this Reoffer Prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

Common Shares that have been or will be issued pursuant to restricted stock units and share options granted to Selling Shareholders may be “restricted securities” and/or “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the Common Shares under the Securities Act to allow for future sales by Selling Shareholders on a continuous or delayed basis to the public without restriction.

The Common Shares are currently listed on the New York Stock Exchange (the “NYSE”) and traded under the symbol “CLCO.” On March 27, 2024, the last reported sales price of the Common Shares on the NYSE was $11.11 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 7 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE 4 OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

The date of this Reoffer Prospectus is March 28, 2024

ii

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

iii

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular reports that we file with or furnish to the Securities and Exchange Commission (the “SEC”). This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”), including exhibits, under the Securities Act, with respect to the Common Shares offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and Selling Shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://www.coolcoltd.com. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

•	The Company’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 28, 2024;

•	The Company’s Reports of a Foreign Private Issuer on Form 6-K furnished to the SEC on December 4, 2023, February 7, 2024 and March 27, 2024; and

•	The description of the Company’s common shares, par value $1.00 per share, contained in the registration statement on Form 20-F filed with the SEC on February 14, 2023.

All reports and other documents subsequently filed or furnished by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part, but prior to the filing of a post-effective amendment to this Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed or furnished document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

Canon’s Court, 22 Victoria Street, Hamilton, HM 11, Bermuda
Telephone: + 44 20 7659 1111

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes or incorporates by reference forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical or present facts or conditions. These statements relate to events that involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

These forward-looking statements appear in a number of places in this Reoffer Prospectus and include: “believe,” “estimate,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements. The risks and uncertainties include:

•	our expectations regarding the development of our industry and the competitive environment in which we operate; and

•	our goals and strategies.

In addition to these important factors and matters discussed elsewhere in this Reoffer Prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:

•	plans to acquire vessels and any associated contracts thereof;

•	expected trends in our industry;

•	expected trends in the global fleet of liquefied natural gas (“LNG”) vessels;

•	expected trends in LNG demand;

•	expected market trends and expected impact of sanctions;

•	expected trends in LNG carrier (“LNGC”) hire rates;

•	intention to reduce carbon emissions intensity; and

•	expected trends in scrapping and reduction of steam vessels.

We caution readers of this Reoffer Prospectus not to place undue reliance on these forward-looking statements, which speak only as at their dates. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Shareholders and the distribution of the Common Shares. To the extent there is a conflict between the information contained or incorporated by reference in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” “CoolCo” and the “Company” refer to Cool Company Ltd. and its consolidated subsidiaries.

Company Overview

We are a growth-oriented owner, operator and manager of fuel-efficient LNGCs providing critical supply chain support to the international energy industry. CoolCo was formed with the objective of providing customers across the globe with modern and flexible LNG transportation solutions, providing a lesser-emitting form of energy to help enable decarbonization efforts, economic growth, and improvements in quality of life.

Our integrated, in-house vessel management platform provides our charterers with high-quality, reliable and efficient commercial and technical management services. We are the commercial and technical manager of not only our own fleet, which includes the 13 vessels we currently own (two of which are set for delivery towards the end of 2024), but also certain third party owned vessels. Recently, some of our third party vessel owners have decided to transfer technical vessel management from CoolCo to managers that solely provide ship management services.

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Shareholders, or their permitted transferees, of up to 785,173 Common Shares. If, subsequent to the date of this Reoffer Prospectus, we grant additional Common Shares to the Selling Shareholders or to other Plan participants, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Shareholders and/or the names of such other Plan participants and the number of shares to be reoffered by them under the Plan. Subject to the satisfaction of any conditions to vesting of the RSUs and share options granted pursuant to the terms of the relevant award agreements, the Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Common Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Common Shares by the Selling Shareholders. The Selling Shareholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Shareholders.

RISK FACTORS

Investing in shares of the Common Shares involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Common Shares. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Common Shares could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

We also face risks in connection with forward-looking statements incorporated by reference herein, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the offered Common Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.

DESCRIPTION OF SECURITIES

Not applicable.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the Common Shares by the Selling Shareholders. We will not receive any proceeds from the resale of the Common Shares by the Selling Shareholders.

We are registering for resale the Common Shares covered by this Reoffer Prospectus to permit the Selling Shareholders identified below (and their pledgees, donees, transferees and other successors-in-interest that receive their securities from a securityholder as a gift, partnership distribution or other non-sale related transfer after the date of this Reoffer Prospectus) to resell the shares when and as they deem appropriate. The Selling Shareholders acquired, or may acquire, these shares from us pursuant to the RSU Agreements and the Option Agreements (both as defined herein). The Common Shares may not be sold or otherwise transferred by the Selling Shareholders unless and until the applicable awards vest and are exercised, as applicable, in accordance with the terms and conditions of the RSU Agreements and the Option Agreements.

The table below sets forth, as of March 28, 2024 (the “Determination Date”): (i) the name of each person who is offering the resale of Common Shares by this Reoffer Prospectus; (ii) the number of Common Shares that each Selling Shareholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Shareholder has a present intention to do so; and (iii) the number (and the percentage, if 1% or more) of Common Shares each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Shareholder listed in the table below is c/o Cool Company Ltd., Canon’s Court, 22 Victoria Street, Hamilton, HM 11, Bermuda.

The Selling Shareholders identified below may have sold, transferred or otherwise disposed of some or all of their Common Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Shareholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of Common Shares that will actually be held by the Selling Shareholders upon termination of this offering because the Selling Shareholders may offer some or all of their Common Shares under the offering contemplated by this Reoffer Prospectus or acquire additional Common Shares. The total number of Common Shares that may be sold hereunder will not exceed the number of Common Shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Shareholder	Position with Company	Common Shares Beneficially Owned Prior to this Offering(1)(2)	Common Shares Offered for Resale in this Offering(2)	Common Shares Beneficially Owned After this Offering(3)	Percentage of Common Shares Beneficially Owned After this Offering (1)(3)
Richard Tyrrell	Chief Executive Officer and Director	389,295	382,982	6,313	*
Johannes P. Boots	Chief Financial Officer	130,546	129,957	589	*
Cyril Ducau	Chairman of the Board of Directors	49,497	49,497	-	*
Peter Anker	Director	149,497	49,497	100,000	*
Antoine Bonnier	Director	49,497	49,497	-	*
Neil Glass	Director	49,497	49,497	-	*
Sami Iskander	Director	37,123	37,123	-	*
Joanna Huipei Zhou	Director	37,633	37,123	510	*

*	Less than 1%

(1)
Beneficial ownership and the percentage of Common Shares beneficially owned is computed on the basis of 53,702,843 shares outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)	Includes Common Shares issuable upon settlement of restricted stock units and share options, including those that will vest within 60 days from the Determination Date.

(3)
Assumes that all of the Common Shares held by each Selling Shareholder and being offered under this Reoffer Prospectus are sold, and that no Selling Shareholder will acquire additional Common Shares before the completion of this offering.

Other Material Relationships with the Selling Shareholders

Employment Agreements

Richard Tyrrell and Johannes Boots have been awarded share options and RSUs in the Company as per the above table pursuant to their respective employment agreements with Cool Company Ltd. which grant them share options and RSUs as benefits.

Option Agreements

In connection with the grant of share options, the Company entered into the Cool Company Ltd. Long Term Incentive Plan Options Award Agreements on November 25, 2022 and on November 30, 2023 with Richard Tyrrell, Johannes Boots and the applicable directors listed in the table above (respectively, the “2022 Option Agreement” and the “2023 Option Agreement” and collectively, the “Option Agreements”). Pursuant to the terms of the Option Agreements, recipients were awarded the right to acquire Common Shares (such right an “Option” and the shares to be acquired upon exercise of the Option, the “Option Shares”). The exercise price for the Options granted under the 2022 Option Agreement is $10.00 per share and for the Options granted under the 2023 Option Agreement is $12.47 per share. The Options shall vest equally in four increments on each of November 30, 2023, November 29, 2024, November 30, 2025 and November 30, 2026 for the 2022 Option Agreement, and shall vest equally in three increments on each of November 29, 2024, November 30, 2025 and November 30, 2026 for the 2023 Option Agreement, provided that the grantee remains in continuous employment or service with the Company or its affiliates through each vesting date. Once vested, the grantee may exercise their Option by providing written notice to the Company, and the Company shall cause the applicable number of Option Shares to be transferred into the grantee’s name within thirty (30) days of the receipt of such notice.

Restricted Stock Units Agreements

In connection with the grant of restricted stock units, the Company entered into the Cool Company Ltd. Long Term Incentive Plan Restricted Stock Unit Award Agreements on November 25, 2022 and November 30, 2023 with Richard Tyrrell and Johannes P. Boots (collectively, the “RSU Agreements”). Pursuant to the terms of the RSU Agreements, recipients were awarded the right to receive Common Shares (such right an “RSU” and the shares to be acquired upon vesting of the RSU, the “RSU Shares”). The RSUs shall vest equally in four increments on each of (i) November 30, 2023, November 29, 2024, November 30, 2025 and November 30, 2026 (for the RSUs granted on November 25, 2022) and (ii) November 29, 2024, November 30, 2025, November 30, 2026 and November 30, 2027 (for the RSUs granted on November 30, 2023), provided that the grantee remains in continuous employment or service with the Company or its affiliates through each vesting date. Once vested, the Company shall cause the applicable number of RSU Shares to be transferred into the grantee’s name within thirty (30) days following the occurrence of a vesting date.

Indemnification Agreements

In connection with our listing on the NYSE, we entered into indemnification agreements with our directors. These indemnification agreements require us to indemnify our directors to the fullest extent permitted by law, save for a limited number of instances, including when (i) directors’ conduct constituted willful misconduct or gross negligence, (ii) a court of competent jurisdiction finds that directors did not act in good faith, for a purpose which they reasonably believed to be in, or not opposed to, the best interests of the Company and (iii) directors are adjudged liable towards the Company.

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to executive officers and board members or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PLAN OF DISTRIBUTION

The Common Shares covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Shareholders. The Common Shares offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on the NYSE or any other stock exchange on which the Common Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may from time to time sell, transfer or otherwise dispose of any or all of the Common Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Common Shares. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the Common Shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Shareholders may sell Common Shares in compliance with Rule 144, if available. There is no assurance that the Selling Shareholders will sell all or a portion of the Common Shares offered hereby. The Selling Shareholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Common Shares against certain liabilities in connection with the offering of the Common Shares arising under the Securities Act. We have notified the Selling Shareholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the Common Shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Shares and activities of the Selling Shareholders, which may limit the timing of purchases and sales of any of the Common Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in passive market-making activities with respect to the Common Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of Common Shares in the secondary market. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Common Shares offered in this offering, and certain legal matters as to Bermuda law, will be passed upon for us by Appleby (Bermuda) Limited, Bermudian counsel to the Company.

EXPERTS

The consolidated financial statements of Cool Company Ltd. for the year ended December 31, 2023 and for the phased period from January 27, 2022 to December 31, 2022 (Successor operations), and the combined carve-out financial statements of Golar Shipping and Vessel Management (a carve-out business of Golar LNG Limited) (the Predecessor) for the phased period from January 1, 2022 to June 30, 2022 and for the year ended December 31, 2021 (Predecessor operations) appearing in Cool Company Ltd.'s Annual Report (Form 20-F), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of this Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

1

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We are incorporating by reference certain information that we have filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The information contained in the documents that we are incorporating by reference is considered to be part of this Registration Statement.

•	The Company’s Annual Report on Form 20-F for the year ended December 31, 2023 filed with the SEC on March 28, 2024;

•	The Company’s Reports of a Foreign Private Issuer on Form 6-K furnished to the SEC on December 4, 2023, February 7, 2024 and March 27, 2024; and

•	The description of the Company’s common shares, par value $1.00 per share, contained in the registration statement on Form 20-F filed with the SEC on February 14, 2023.

All documents subsequently filed or furnished by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, certain reports on Form 6-K that the Company submits to the SEC after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed or furnished document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 98 of the Companies Act 1981 (Bermuda) (the “Companies Act”), as amended from time to time provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Company’s bye-laws provide that it shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that it shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proven. Subject to Section 14 of the U.S. Securities Act of 1933 (the “Securities Act”), which renders void any purported waiver of the provisions of the Securities Act, the Company’s bye-laws provide that its shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer.

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Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not it may otherwise indemnify such officer or director. The Company has purchased and maintain a directors’ and officers’ liability policy for such purpose.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description
4.1	Memorandum of Association (incorporated by reference to Exhibit 1.1 to the Registration Statement on Form 20-F filed on February 14, 2023)
4.2	Form of Amended and Restated Bye-Laws of Cool Company Ltd. (incorporated by reference to Exhibit 1.4 to the Annual Report on Form 20-F filed on March 28, 2024)
4.3	Certificate of Incorporation of Cool Company Ltd. (incorporated by reference to Exhibit 1.3 to the Registration Statement on Form 20-F filed on February 14, 2023)
5.1*	Opinion of Appleby (Bermuda) Limited, Bermuda counsel of Cool Company Ltd.
23.1*	Consent of Ernst & Young LLP, independent registered accounting firm for Cool Company Ltd.
23.2*	Consent of Appleby (Bermuda) Limited, Bermuda counsel of Cool Company Ltd. (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature page hereto)
99.1*	Cool Company Ltd. Long Term Incentive Plan effective as of November 25, 2022
99.2*	Form of Cool Company Ltd. Long Term Incentive Plan Restricted Stock Unit Award Agreement
99.3*	Form of Cool Company Ltd. Long Term Incentive Plan Option Agreement
107*	Filing Fee Table

* Filed herewith

Item 9.	Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

 Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 28th day of March, 2024.

COOL COMPANY LTD.

By:	/s/ Richard Tyrrell
Name:	Richard Tyrrell
Title:	Chief Executive Officer

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KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Tyrrell and Johannes P. Boots, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Tyrrell	Chief Executive Officer	March 28, 2024
Richard Tyrrell	(Principal Executive Officer and Director)

/s/ Johannes P. Boots	Chief Financial Officer	March 28, 2024
Johannes P. Boots	(Principal Financial Officer and Principal Accounting Officer)

/s/ Antoine Bonnier	Director	March 28, 2024
Antoine Bonnier

/s/ Neil Glass	Director	March 28, 2024
Neil Glass

/s/ Sami Iskander	Director	March 28, 2024
Sami Iskander

/s/ Joanna Huipei Zhou	Director	March 28, 2024
Joanna Huipei Zhou

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Cool Company Ltd. in the City of Newark, Delaware, on the 28th day of March, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative

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